Exhibit 99.1
BALLY’S CORPORATION ANNOUNCES THIRD QUARTER 2024 RESULTS

PROVIDENCE, R.I., - November 6, 2024 - Bally’s Corporation (NYSE: BALY) (“Bally’s” or the “Company”) today reported financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 and Recent Highlights

•Company-wide revenue of $630.0 million, a decrease of 0.4% year-over-year
◦Casinos & Resorts revenue of $353.4 million, down 1.6% year-over-year
◦UK online revenues grew 11.8% while overall International Interactive revenue declined 5.3% year-over-year to $230.9 million
◦North America Interactive revenue of $45.7 million, up 54.5% year-over-year
•Launched second online sportsbook in the UK under the Bally's brand, joining existing JackpotJoy offering
•Secured $940 million of construction funding for Chicago project from GLPI
•Began demolition at Tribune site in Chicago; construction remains on schedule to begin in 2025
•Subsequent to the end of the quarter, completed the controlled demolition of the Tropicana hotel towers

Summary of Financial Results

	Quarter Ended September 30,
(in thousands)	2024	2023
Consolidated Revenue	$629,974	$632,477
Casinos & Resorts Revenue	353,358	359,026
International Interactive Revenue	230,937	243,884
North America Interactive Revenue	45,679	29,567
Net loss	(247,855)	(61,802)
Adjusted EBITDAR(1)	166,333
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(1)    Refer to tables in this press release for a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated in accordance with GAAP.

Robeson Reeves, Bally’s Chief Executive Officer, commented, “Bally’s delivered relatively healthy financial results in the 2024 third quarter, with consolidated revenue declining just 0.4% from the prior year to $630.0 million. On a segment basis, Casinos & Resorts (“C&R”) revenue declined 1.6% year-over-year and North American Interactive revenue grew 54.5%, while International Interactive revenue declined 5.3%, including 11.8% revenue growth in our U.K. business. During the quarter, we secured a critical $940 million construction and financing arrangement with Gaming & Leisure Properties (“GLPI”) which positions the Company to move forward with the construction of our flagship permanent casino in the heart of downtown Chicago, America’s third largest city. Early in the fourth quarter, we also completed the controlled demolition of the Tropicana hotel towers in Las Vegas, moving the A’s one step closer to the start of stadium construction and allowing Bally’s to plan for the broader redevelopment of the site. Upon completion, the Chicago and Las Vegas development projects feature unique positioning in their respective markets and represent two attractive additions to our portfolio that we expect will drive positive shareholder returns.

“C&R revenue of $353.4 million in the quarter reflects the generally stable domestic regional gaming environment, although we saw flow-through decline relative to the prior year period. Results at our Chicago Temporary Casino have moderated to a somewhat consistent monthly level and we are focused on running our Chicago operations with database growth in mind. In Rhode Island, local bridge construction continues to disrupt traffic during peak periods which again impacted visitation and revenues at our flagship Lincoln property. In Atlantic City, previously noted turnover in our relationship marketing team had an adverse impact on results in the quarter which included the second half of the market’s all-important summer season. Primarily reflecting these impacts, and lower-than-expected hold in Kansas City, third quarter segment adjusted EBITDAR declined 15.0% year-over-year.

“Our International Interactive business continues to benefit from healthy U.K. revenue, offset in part by lingering weakness in other non-U.K. markets, with a particular emphasis on the ongoing logistical challenges impacting business in Asia. Segment-level revenue declined 5.3% to $230.9 million though U.K. revenue grew a healthy 11.8% (8.9% in constant currency). U.K. growth was driven by all-time high active customer levels and robust Average Revenue per User metrics along with growing traction for our online sports betting offerings which include a newly launched Bally’s-branded product that joins our initial JackpotJoy offering. Despite the segment revenue decline, adjusted EBITDAR margins improved 400 basis points year-over-year, leading to overall International Interactive adjusted EBITDAR of $90.0 million, up 5.3% year-over-year. Flow-through in our International Interactive segment remains very healthy as a result of diligent U.K. marketing spend, management of compensation expenses along with the continued realization of synergies from our technology platform consolidation.

“North America Interactive operations generated third quarter revenues of $45.7 million, up 54.5% year-over-year, and an Adjusted EBITDAR loss of $11.0 million. On balance, we remain very pleased with the ramp in our iGaming operations in Rhode Island and results benefited from excellent performance in Pennsylvania during the quarter. However, we were impacted to a certain extent by softness in New Jersey. Ultimately, our iGaming product offering and Bally Bet OSB continue to garner positive player feedback, and we remain excited by the long-term promise embedded in this segment.”

George Papanier, Bally’s President, added, “Third quarter revenue performance in our C&R segment demonstrated the resilience of our broader regional gaming portfolio even as much work remains to unify the portfolio and manage the business as such. We continue to implement initiatives to optimize and centralize property-level C&R functions and with positive outcomes achieved to date, we remain optimistic regarding the benefits of these initiatives over the coming quarters. At the same time, the segment’s many growth opportunities remain firmly intact. In Chicago, demolition of the former Tribune buildings continues while we work closely with our partners at GLPI and with the City to gain final approval for our re-imagined permanent Bally’s Chicago Casino master plan ahead of the start of construction next year. Our existing Chicago Temporary Casino is allowing us to build relationships with players in Chicago and establish our long-term presence in a market with favorable adult population and demographics. In Las Vegas, we are moving forward with the planning for a Bally’s casino on the Las Vegas Strip adjacent to the A’s stadium which will begin to rise next year following the recent implosion of the Tropicana hotel towers. Collectively, these growth opportunities leave us very optimistic regarding the long-term prospects of our C&R business.”

Marcus Glover, Bally’s Chief Financial Officer, concluded, “Our broad asset portfolio again delivered healthy financial performance in the third quarter of 2024 despite some lingering headwinds. The entire team is working diligently to optimize our cost structure across the board and enhance the efficiency of our operations, particularly in the C&R segment and within International Interactive. While this work is in its early stages and will continue for the foreseeable future, we believe we will see tangible results in the near-term as we improve profitability and enhance our operating performance.”

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, Bally’s has included in this earnings release non-GAAP financial measures for consolidated Adjusted EBITDA and segment Adjusted EBITDAR, which exclude certain items described below. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for Bally’s, or where noted Bally’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition and other transaction related costs, share-based compensation, and certain other gains or losses as well as, when presented for Bally’s reporting segments, an adjustment related to the allocation of corporate costs among segments.

“Segment Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s reportable segments, plus rent expense associated with triple net operating leases for the real estate assets used in the operation of the Bally’s casinos and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. For the International Interactive, North America Interactive, and Other segments, Segment Adjusted EBITDAR and segment Adjusted EBITDA are equivalent due to a lack of triple net operating lease for real estate assets used in those segments.

Management has historically used consolidated Adjusted EBITDA and segment Adjusted EBITDAR when evaluating operating performance because Bally’s believes that these metrics are necessary to provide a full understanding of Bally’s core operating results and as a means to evaluate period-to-period performance. Management also believes that consolidated Adjusted EBITDA and segment Adjusted EBITDAR are measures that are widely used for evaluating operating performance of companies in Bally’s industry and a principal basis for valuing such companies as well. Consolidated Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric. Management believes Consolidated Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. Consolidated Adjusted EBITDA and segment Adjusted EBITDAR should not be construed as alternatives to GAAP net income as an indicator of Bally’s performance. In addition, consolidated Adjusted EBITDA or segment Adjusted EBITDAR as used by Bally’s may not be defined in the same manner as other companies in Bally’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Bally’s does not provide a reconciliation of Adjusted EBITDAR on a forward-looking basis to net income, its most comparable GAAP financial measure, because Bally’s is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with Bally’s capital return program and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Bally’s calculation of Adjusted EBITDAR. Bally’s believes that the probable significance of providing this forward-looking valuation metric without a reconciliation to the most directly comparable GAAP metric, is that investors and analysts will have certain information that Bally’s believes is useful and meaningful in valuing its business. Investors are cautioned that Bally’s cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDAR in the future. Accordingly, the actual effect of these items, when determined, could potentially be significant to the calculation of Adjusted EBITDAR.

Third Quarter Conference Call

Bally’s third quarter 2024 earnings conference call and audio webcast will be held today, Wednesday, November 6, 2024, at 4:30 p.m. EDT. To access the conference call, please dial (800) 445-7795 (U.S. toll-free) and reference conference ID BALYQ324. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of Bally’s website at www.ballys.com. An online archive of the webcast will be available on Bally’s website for 120 days.

About Bally’s Corporation

Bally's Corporation is a global casino-entertainment company with a growing omni-channel presence. It currently owns and manages 15 casinos across 10 states, a golf course in New York, a horse racetrack in Colorado, and has access to OSB licenses in 18 states. It also owns Bally's Interactive International, formerly Gamesys Group, a leading, global, online gaming operator, Bally Bet, a first-in-class sports betting platform, and Bally Casino, a growing iCasino platform.

With 10,600 employees, the Company's casino operations include approximately 15,300 slot machines, 580 table games and 3,800 hotel rooms. Upon completing the construction of a permanent casino facility in Chicago, IL, Bally's will own and/or manage 15 casinos across 10 states. Bally’s also has rights to developable land in Las Vegas post the closure of the Tropicana. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Marcus Glover	James Leahy, Joseph Jaffoni, Richard Land
Chief Financial Officer	JCIR
401-475-8564	212-835-8500
ir@ballys.com	baly@jcir.com

BALLY’S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Gaming	$523,906	$508,895	$1,564,714	$1,489,086
Non-gaming	106,068	123,582	305,399	348,317
Total revenue	629,974	632,477	1,870,113	1,837,403

Operating (income) costs and expenses:
Gaming	234,908	229,131	707,222	665,731
Non-gaming	51,328	58,041	148,152	162,661
General and administrative	273,593	230,582	774,448	732,147
Loss (gain) on sale-leaseback, net	150,000	—	150,000	(374,321)
Depreciation and amortization	77,800	77,487	316,328	231,235
Total operating costs and expenses	787,629	595,241	2,096,150	1,417,453
(Loss) income from operations	(157,655)	37,236	(226,037)	419,950

Other (expense) income:
Interest expense, net	(73,975)	(70,630)	(221,306)	(200,987)
Other non-operating (expense) income, net	(49,854)	15,528	(38,370)	24,949
Total other expense, net	(123,829)	(55,102)	(259,676)	(176,038)

(Loss) income before income taxes	(281,484)	(17,866)	(485,713)	243,912
(Benefit) provision for income taxes	(33,629)	43,936	(3,748)	153,029
Net (loss) income	$(247,855)	$(61,802)	$(481,965)	$90,883

Basic (loss) earnings per share	$(5.10)	$(1.15)	$(9.96)	$1.68
Weighted average common shares outstanding - basic	48,596	53,580	48,405	53,961
Diluted (loss) earnings per share	$(5.10)	$(1.15)	$(9.96)	$1.67
Weighted average common shares outstanding - diluted	48,596	53,580	48,405	54,276

BALLY’S CORPORATION
Revenue and Reconciliation of Net (Loss) Income and Net (Loss) Income Margin to
Adjusted EBITDAR and Adjusted EBITDA Margin (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2024	2023	2024	2023
Revenue	$629,974	$632,477	$1,870,113	$1,837,403

Net (loss) income	$(247,855)	$(61,802)	$(481,965)	$90,883
Interest expense, net of interest income	73,975	70,630	221,306	200,987
(Benefit) provision for income taxes	(33,629)	43,936	(3,748)	153,029
Depreciation and amortization	77,800	77,487	316,328	231,235
Non-operating income (1)	22,122	(4,276)	19,992	(13,528)
Foreign exchange loss (gain)	30,246	(8,459)	26,447	(2,512)
Transaction costs(2)	19,788	20,953	39,123	59,405
Restructuring charges(3)	(1,068)	411	17,921	20,673
Tropicana Las Vegas demolition costs(4)	19,643	—	31,904	—
Decommissioning costs(5)	—	—	—	2,343
Share-based compensation	4,099	6,257	11,629	18,587
Loss (gain) on sale-leaseback, net(6)	150,000	—	150,000	(374,321)
Planned business divestiture(7)	—	35	—	2,089
Impairment charges(8)	—	—	12,757	9,653
Merger Agreement costs(9)	9,802	—	11,791	—
Payment Service Provider write-off(10)	6,333	—	6,333	—
Other(11)	6,475	(3,549)	7,854	(507)
Adjusted EBITDA	$137,731	$141,623	$387,672	$398,016
Rent expense associated with triple net operating leases(12)	$28,602		$88,575
Adjusted EBITDAR	$166,333		$476,247

Net (loss) income margin	(39.3)%	(9.8)%	(25.8)%	4.9%
Adjusted EBITDA margin	21.9%	22.4%	20.7%	21.7%
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(1)    Non-operating (income) expense includes: (i) change in value of commercial rights liabilities, (ii) gain on extinguishment of debt, (iii) non-operating items of equity method investments including our share of net income or loss on an investment and depreciation expense related to our Rhode Island joint venture, and (iv) other (income) expense, net.
(2)    Includes acquisition, integration and other transaction related costs, financing costs incurred in connection with the prior year sale lease-back transaction.
(3)    Restructuring charges representing the severance and employee related benefits related to the announced Interactive business restructuring initiatives and the closure of the Company’s Tropicana Las Vegas property on April 2, 2024.
(4)    Demolition costs associated with the Tropicana Las Vegas property which is part of the plan to redevelop the site with a state-of-the-art integrated resort and ballpark. As part of the binding term sheet, GLPI has agreed to reimburse the Company for such expenses and will increase rent to reflect the additional funding.
(5)    Costs related to the decommissioning of the Company’s sports betting platform in favor of outsourcing the platform solution to third parties.
(6)    Loss on sale-leaseback of $150 million in the third quarter of 2024 related to the lease modification of the real estate underlying the Bally’s Chicago project and gain on sale-leaseback in the prior year related to our Hard Rock Biloxi and Bally’s Tiverton properties.
(7)    Losses related to a North America Interactive business that Bally’s was marketed as held-for-sale in 2023.
(8)    Includes impairment charges on long-lived assets in the second quarter of 2024 and impairment charges related to assets held-for-sale in 2023.
(9)    Costs incurred in connection with the merger agreement signed July 25, 2024 with Standard General.
(10)    In the third quarter, the Company recorded a $6.3 million charge to reduce amounts due from payment service providers ("PSP") due to a circumstance whereby the payment processer for certain online sports wagering deposits failed to capture and settle funds with patrons of the Company. The Company was not able to recover the full amount due from the payment service provider, resulting in a write down to the recoverable amount. In addition to amounts recovered, the Company received $5.1 million from the PSP as a signing bonus for entering into an extension agreement.
(11)    Other includes the following items: (i) non-routine legal expenses and settlement charges for matters outside the normal course of business, (ii) insurance and business interruption recoveries, and (iii) other individually de minimis expenses.
(12)    Consists of the operating lease components contained within our triple net master lease with GLPI for the real estate assets used in the operation of Bally’s Evansville, Bally’s Dover, Bally’s Quad Cities, Bally’s Black Hawk, Hard Rock Biloxi and Bally’s Tiverton, the individual triple net lease with GLPI for the land underlying Tropicana Las Vegas, through it’s closure in April 2024, and the triple net lease assumed in connection with the acquisition of Bally’s Lake Tahoe for real estate and land underlying the operations of the Bally’s Lake Tahoe facility.

BALLY’S CORPORATION

Revenue and Segment Adjusted EBITDAR (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2024	2023	2024	2023
Revenue
Casinos & Resorts	$353,358	$359,026	$1,038,738	$1,020,974
International Interactive	230,937	243,884	695,016	737,230
North America Interactive	45,679	29,567	136,359	79,199
Total	$629,974	$632,477	$1,870,113	$1,837,403

Adjusted EBITDAR(1)
Casinos & Resorts	$100,442	$118,184	$289,661	$334,312
International Interactive	90,030	85,477	254,854	250,352
North America Interactive	(10,976)	(17,561)	(27,891)	(45,809)
Other	(13,163)	(12,883)	(40,377)	(46,687)
Total	$166,333		$476,247
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(1)    Segment Adjusted EBITDAR is Bally’s reportable segment GAAP measure and its primary measure for profit or loss for its reportable segments. “Segment Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s reportable segments, plus rent expense associated with its triple net master lease with GLPI for the real estate assets used in the operation of certain Bally’s casinos, the individual triple net lease with GLPI for the land underlying Tropicana Las Vegas, through its closure in April 2024, and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. For the International Interactive and North America Interactive segments, segment Adjusted EBITDAR and segment Adjusted EBITDA are equivalent due to a lack of triple net operating lease for real estate assets used in those segments.

BALLY’S CORPORATION

Selected Financial Information (unaudited)

Balance Sheet Data

(in thousands)	September 30, 2024	December 31, 2023
Cash and cash equivalents	$190,975	$163,194
Restricted cash	89,564	152,068

Term Loan Facility(1)	$1,891,513	$1,906,100
Revolving Credit Facility	350,000	335,000
5.625% Senior Notes due 2029	750,000	750,000
5.875% Senior Notes due 2031	735,000	735,000
Less: Unamortized original issue discount	(20,778)	(23,756)
Less: Unamortized deferred financing fees	(34,797)	(39,709)
Long-term debt, including current portion	$3,670,938	$3,662,635
Less: Current portion of Term Loan and Revolving Credit Facility	$(19,450)	$(19,450)
Long-term debt, net of discount and deferred financing fees; excluding current portion	$3,651,488	$3,643,185

Cash Flow Data

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2024	2023	2022	2024	2023	2022
Capital expenditures	$92,316	$146,685	$51,282	$155,757	$266,231	$167,363
Cash paid for capitalized software	11,925	21,561	14,330	36,134	35,903	45,785
Acquisition of gaming licenses	446	—	1,470	1,657	10,150	53,030
Cash payments associated with triple net operating leases(2)	30,861	29,871	13,338	90,762	88,481	36,338
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(1)    The Company has entered certain currency swaps to synthetically convert $500 million of its Term Loan Facility to €461.6 million fixed-rate Euro-denominated instrument due October 2028 paying a weighted-average fixed-rate coupon of approximately 6.69% per annum. The Company also entered certain currency swaps to synthetically convert $200 million notional amount of its floating rate Term Loan Facility to an equivalent £159.2 million GBP-denominated floating rate instrument with tenor of the swap instrument due October 2026. Additionally, as part of the Company’s risk management program, to further manage the Company’s exposure to interest rate movements, the Company entered into an additional $1.0 billion notional in interest rate contract arrangements maturing in 2028.
(2)    Consists of payments made in connection with Bally’s triple net operating leases, as defined above.